UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statements
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Section 240.14a-12

CHINA INFRASTRUCTURE INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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CHINA INFRASTRUCTURE INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

JUNE 27, 2011

We hereby notify you that we will hold the 2011 annual meeting of stockholders (“Annual Meeting”) of China Infrastructure Investment Corporation (the “Company”).

Date, Time and Place Information: The Annual Meeting will be held at Corporate Conference Room, 26th Floor, Unit 1 Building 1, Shengrun International Plaza, 219 Jinshui Road, Zhengzhou, Henan, People’s Republic of China on June 27, 2011 beginning at 10:00 a.m, local time.

Purposes of meeting: At the annual meeting, we will consider and act on the following proposals:

1. The election of the following seven (7) persons to serve as the Company’s directors until the 2012 Annual Meeting and until their perspective successors are elected and qualify then: Li Xipeng, Zhang Chunxian, Sun Jianhao, Huang Yuemin, Xu Huiqing, Lei Li, and Aaron Zhu;

2. The ratification of the appointment of Weinberg & Company, P.A. as the independent accountants of the
Company for the fiscal year ending June 30, 2011; and

3. Such other business as may properly be brought before the annual meeting.

Who may vote: Only stockholders of record at the close of business on May 9, 2011 (the “Record Date”), will be entitled to notice of and to vote at the annual meeting. Information regarding the matters to be considered and voted upon at the annual meeting is set forth in the Proxy Statement accompanying this notice. If you attend our annual meeting, you may vote your shares in person even if you previously submitted a proxy.

Proxy Voting: The following proxy statement and enclosed proxy card is being sent to each stockholder of record as of the Record Date.  You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend but desire the proxy holders to vote your shares, please date and you’re your proxy card and return it in the enclosed package paid envelope.  The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend.  Please return the proxy card promptly to avoid the expense of additional proxy solicitation.  If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the board of directors.

Annual Report: The Company’s Annual Report to Stockholders, which includes the Company’s audited financial statements for the year ended June 30, 2010, although not a part of this Proxy Statement, is delivered herewith.

Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 27, 2011: The 2011 Proxy Statement and the Annual Report to Stockholders for the year ended June 30, 2010 are available at http://www.ciicusa.com/en/. Regardless of the number of shares you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card to vote your shares by following the instruction on your proxy card.

By Order of the Board of Directors:

/s/ Wang Feng
Wang Feng
Corporate Secretary
May 26, 2011
Zhengzhou, Henan Province, P.R. China

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

JUNE 27, 2011

2011 Proxy Statement:

Why did I receive these materials: Beginning on or about May 27, 2011, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of the May 9, 2011 record date, as part of the Board of Directors' solicitation of proxies for the Company’s 2011 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and the Company’s 2010 Annual Report to Shareholders and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2011 Annual Meeting) contain information that the Board of Directors believes offers an informed view of the Company and meets the regulations of the Securities and Exchange Commission (the "SEC") for proxy solicitations.

Who is entitled to vote: Only stockholders of record at the close of business on May 9, 2011 (the “Record Date”), will be entitled to notice of and to vote at the annual meeting. Information regarding the matters to be considered and voted upon at the annual meeting is set forth in this Proxy Statement. If you attend our annual meeting, you may vote your shares in person even if you previously submitted a proxy.

Who can attend the meeting: All stockholders of record as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Seating, however, is limited.  Admission to the Annual Meeting will be on a first-come, first-serve basis.  Registration will begin at 10:00  a.m., and seating will begin at 10:15 a.m.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices, including cell phones will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check-in at the registration desk at the Annual Meeting.

What items of business will I be voting on: You are voting on the following items of business:

1.	The election of seven directors to hold office until the 2012 annual meeting of stockholders (Item No. 1 on the proxy card); and

2.	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 (Item No. 2 on the proxy card).

What Vote is Required to Approve Each Item? The affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present is required for the election of directors.  This means that the seven nominees will be elected if they receive more affirmative votes than any other person.  A properly executed proxy marked “Withheld” with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Accounting Firm.  Ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 will require the affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal at which a quorum is present.  A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the proposal to elect the Directors.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on this matter and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

ABOUT THE MEETING:

How to vote: If you are registered owner, you can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. If you are a beneficial owner you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company urges you to vote in advance.

How do the proxies vote: If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote by mail by simply marking your proxy card and then dating, signing and returning it in the postage-paid envelope provided.

The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have: Each outstanding share of the Company’s common stock, $0.001 par value, is entitled to one vote.

How does the Board of Directors recommend that I vote on the proposals:
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the board of directors.  The board of directors’ recommendation is set forth together with the description of such item in this proxy statement.  In summary, the board of directors recommends a vote:

☐	For the election of the nominated slate of directors;

☐	For the ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

Can I change my mind: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date. You can also send a written revocation to the Corporate Secretary of China Infrastructure Investment Corporation at Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker on-vote”?
Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to the Company, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting.  You are encouraged to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

How many shares of stock are outstanding? As of May 9, 2011 the registrant had 80,000,000shares of common stock, par value $0.001 per share, issued and outstanding.

How many holders of outstanding shares must be present to hold the Annual Meeting? In order to conduct business at the Annual Meeting it is necessary to have a quorum. The presence at the Annual Meeting, represented in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to conduct its business.  As of the Record Date, the stockholders held a total of 80,000,000votes.  As such, holders of at least 40,000,001shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  If a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.  Stockholders may not cumulate their votes.

What is the difference between a beneficial owner and a registered owner? If shares you own are held in a stock brokerage account, bank or by another holder of record, you are considered the "beneficial owner" because someone else holds the shares on your behalf. If the shares you own are registered in your name directly with Interwest Transfer Company, Inc., our transfer agent, you are the registered owner and the "shareholder of record."

Who pays for the proxy solicitation cost? The Company will pay for the entire cost of soliciting proxies which will aggregate approximately $5,000.00. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. directors, officers and other employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who solicits proxies? Directors, officers or other regular employees of the Company may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2012 Annual Meeting? Rule 14a-8 of the Securities Exchange Act of 1934, or the "Exchange Act," establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company's proxy materials. Under the rule, if a shareholder wants to include a proposal in Company's proxy materials for its next Annual Meeting, the proposal must be received by the Company at its principal executive offices on or before January 16, 2012 and comply with eligibility requirements and procedures. A Company shareholder who wants to present a matter for action at the Company's next Annual Meeting must deliver to the Company, at its principal executive office at Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China, on or before January 16, 2012 a written notice to that effect; provided, however, in the event that the date of the 2012 Annual Meeting is changed by more than 30 days from the anniversary date of the 2011 Annual Meeting, such notice must be received upon the later date of (i) 120 calendar days prior to the 2012 Annual Meeting and (ii) 10 calendar days following the date on which public announcement of the date of the annual meeting is first made.

Can a shareholder nominate Director Candidates? Shareholders are permitted to nominate Directors at the Annual Meeting. To make a Director nomination at the 2012 Annual Meeting, you must submit a notice with the name of the candidate on or before January 16, 2012 to the Secretary of the Company at the Company’s principal office at Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China. The nomination and notice must meet all other qualifications and requirements of the Company's governance principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Corporate Governance and Nominating Committee of the Board using the same standards as it uses for all Director Nominees.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors and named executive officers individually and all directors and named executive officers as a group as of May 9, 2011. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner (1)	Total Beneficial ownership		Percentage of Class (2)
Li Xipeng, Chief Executive Officer and Chairman of the Board	34,086,250	(3)	42.6%

Zhang Chunxian, Chief Financial Officer and Director	6,817,250	(4)	8.52%

Lin Jie, Vice President of Operations	6,817,250	(5)	8.52%

Wu Lei, Vice President of Strategy Development	6,817,250	(6)	8.52%

Wang Feng, Secretary	0		0%

Sun Jianhao, Director	6,817,250	(7)	8.52%

Huang Yuemin, Director	0		0%

Xu Huiqing, Director	0		0%

Li Changlai, Director	0		0%

Mu Xinjie, Director	0		0%

Aaron Zhu, Director	0		0%

Lei Li, Director Nominee	0		0%

ALL DIRECTORS AND OFFICERS AS A GROUP (10 PERSONS):	61,355,250		76.69%

Joylink Holdings Limited Room 42, 4F, New Henry House 10 Ice House Street Central, Hong Kong	68,172,500		85.21%

Shu Hongying Room 14 Unit 4, 11 Building Sichangdong Street Zhengzhou, Henan the PRC	6,817,250	(8)	8.52%

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)
Applicable percentage of ownership is based on 80,000,000 shares of our Common Stock outstanding as of May 9, 2011, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of May 9, 2011 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)
Li Xipeng, the Company’s Chairman and Chief Executive Officer, owns 50% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Li Xipeng may be considered to beneficially own 34,086,250 shares.

(4)
Zhang Chunxian, the Company’s Chief Financial Officer and Director, owns 10% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Zhang Chunxian may be considered to beneficially own 6,817,250 shares.

(5)
Lin Jie, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Lin Jie may be considered to beneficially own 6,817,250 shares.

(6)
Wu Lei, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Wu Lei may be considered to beneficially own 6,817,250 shares.

(7)
Sun Jianhao, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Sun Jianhao may be considered to beneficially own 6,817,250 shares.

(8)	Shu Hongying owns 10% of Joylink Holdings Limited, which owns 68,172,500 shares of the Company’s Common Stock. Therefore, Shu Hongying may be considered to beneficially own 6,817,250 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES

General

The Company currently has seven authorized members on its board of directors.  The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.  The nominees for election at the Annual Meeting of Stockholders to the board of directors are Li Xipeng, Zhang Chunxian, Sun Jianhao, Huang Yuemin, Xu Huiqing, Lei Li and Aaron Zhu, with the exception of Lei Li, all of whom currently serve on the board of directors and all of whom have advised the Company of their willingness to serve as a member of the Company’s board of directors if elected.  You can find information about the nominees below.

If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2012, and their successors are elected and qualified.  If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees.  The affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present is required for the election of directors.   For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of quorum.

Information Concerning Director Nominees and Executive Officers

The Company’s executive officers, our current directors and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of May 9, 2011 are as follows:

Name	Age	Position(s)
Li Xipeng	47	Chief Executive Officer, Chairman of the Board, and Director Nominee
Zhang Chunxian	45	Chief Financial Officer, Director, and Director Nominee
Lin Jie	49	Vice President of Operations
Wu Lei	33	Vice President of Strategy Development
Wang Feng	38	Secretary
Sun Jianhao	48	Director and Director Nominee
Huang Yuemin (1)(2)(3)	53	Director and Director Nominee
Xu Huiqing (1)(2)(3)	57	Director and Director Nominee
Lei Li (2)(3)	47	Director Nominee
Aaron Zhu (1)	42	Director and Director Nominee

(1)	Member of the Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating Committee

Biographies (Business Experience)

Li Xipeng has served as Chief Executive Officer of the Company and has served as a Director of the Company since the closing date of the Exchange and as Chairman of Ping since May 2003. Prior to that, Mr. Li served as Chairman of HSV in the PRC since May 2001 and prior to that he served as Chairman of Henan Shengrun Real Estate Co., Ltd. in the PRC since May 2000. Mr. Li is also currently the legal representative of Ping. Mr. Li graduated from Zhongnan University of Economics and Law and he earned his EMBA at Cheung Kong Graduate School of Business. Mr. Li as our Chief Executive Officer, his knowledge of our operations, and his performance as a board member of our company led the board to conclude that he should be nominated to serve another term as Director.

Zhang Chunxian has served as Chief Financial Officer of the Company since March 9, 2008 and has served as Chief Financial Officer of Ping since May 2003. Prior to that, Mr. Zhang served as Manager in the Trust and Investment Department of Zhongyuan Trust and Investment Co., Ltd. in the PRC. Mr. Zhang is a Chinese Certified Public Accountant. Based on Mr. Zhang’s experience in accounting and knowledge of the Company’s financials and his performance as a board member of our company, the board concluded that he should be nominated to serve another term as Director.

Lin Jie has served as a Vice President of Operations of the Company since March 9, 2008 and has served as Manager of the Finance Department and as Assistant to the General Manager of Ping since May 2003. Prior to that, Ms. Lin served as Manager of the Finance Department of Henan Shengrun Real Estate Co., Ltd. in the PRC since March 2000.

Wu Lei has served as Vice President of Strategy Development of the Company since March 9, 2008. Ms. Wu earned her BSc. at Wuhan University (Law) in 2000 and her Masters degree in economics in 2006. Ms. Wu has no prior work experience.

Wang Feng has served as corporate Secretary of the Company since March 9, 2008 and has served as the corporate Secretary of Ping since May 2007. Prior to that, Mr. Wang served as Investment Manager of Henan Hi-Tech Venture Capital Co., Ltd. in the PRC from March 2006 to May 2007 and as Investment Manager of Zhongyuan Trust and Investment Co., Ltd. in the PRC from November 2003 through February 2006. Prior to that Mr. Wang earned his Master’s degree from Beijing Information Science and Technology University and his BSc. at Hunan University. Mr. Wang is a Chinese Certified Public Accountant.

Sun Jianhao has served as a Director of the Company since March 9, 2008 and has served as Chairman of Pingdingshan Zhongya Road and Bridge Construction Co., Ltd. in the PRC since November 2004. Prior to that Mr. Sun served as Deputy Director of Pingdingshan Development and Planning Commission in the PRC from September 2004 through October 2004. Prior to that Mr. Sun served as Deputy Director of Pingdingshan New District Management Commission in the PRC from August 1999 through August 2004. Based on Mr. Sun’s experience with the Company and knowledge in the Company’s field of work and his performance as a board member of our company, the board concluded that he should be nominated to serve another term as Director.

Huang Yuemin has served as a Director of the Company since March 9, 2008 and has served as Manager in the International Operations Department, General Manager and Chairman of Zhongyuan Trust and Investment Co., Ltd. in the PRC since March 1990. Prior to that, Mr. Huang served as Director in the Investment Department of Henan Development and Planning Commission in the PRC since August 1984 through February 1990. Mr. Huang earned his Associate’s degree from Tianjin University. Based on Mr. Huang’s experience and knowledge of the Company’s operations and his performance as a board member of our company, the board concluded that he should be nominated to serve another term as Director.

Xu Huiqing has served as a Director of the Company since March 9, 2008 and has served as Chairman and General Manager of Pingdingshan High Way Construction Co., Ltd. in the PRC since June 2003. Prior to that, Mr. Xu served as Deputy Director of Pingdingshan Bureau of Communications in the PRC from March 2002 through June 2003. Prior to that, Mr. Xu served as Deputy Director General for Pingdingshan Geography and Mine Bureau in the PRC from May 1994 through March 2002. Based on Mr. Xu’s experience and knowledge of the Company’s operations and his performance as a board member of our company, the board concluded that he should be nominated to serve another term as Director.

Lei Li currently serves as Chief Executive Officer of Beijing Sino-US Great Wall Investment Company Ltd. From August 2005 through September 2010, he served as the General Manager of the Treasury and Capital Department at China Everbright Bank.  From October 2004 to August 2005, he worked at General Electric Capital. From March 2002 to October 2004, he worked at Federal Home Loan Mortgage Corporation (Freddie Mac) in the U.S. Mr. Li worked at Merrill Lynch between November 2000 and March 2002 and worked in the Chief Financial Officer’s office at AT&T in the U.S. between July 1999 and November 2000. Mr. Li received his Ph.D. degree in Economics from the University of Pittsburgh in 1999.  Mr. Li is a Certified Financial Analyst charter holder.  The board selected Mr. Li as a nominee to the board of directors because of his extensive practical experience in capital market, security trading and risk management.

Aaron Zhu has served as a director of the Company since June 18, 2010. Mr. Zhu is an Independent Investment and Finance Consultant at Convergence International in Mansfield, Ohio and has served in such capacity since February 2006. From January 1997 through March 2000, Mr. Zhu served as Corporate Controller of Harrington Signal Corporation, a US company based in Illinois. Mr. Zhu then served as Executive Director of Dichain Holdings from April 2000 through March 2003, as Executive Director of China Merchants Dichain (Asia), public company in Hong Kong (HKSE: 00632) from March 2003 through September 2004, as Executive Director and Chief Financial Officer of DF China Technology (NASDAQ: DFCT) from April 2003 through October 2004, Co-Chief Executive Officer of China Technology Development Corp. (NASDAQ: CTDC) from May 2005 through February 2006 and as a Financial Advisor at Morgan Stanley from April 2007 through February 2008. Mr. Zhu also currently serves as an Adjunct Professor at North Central State College and at Mount Vernon Nazarene University in Ohio. Mr. Zhu received his Bachelors degree in Management from the University of Shenzhen China and his MBA from Regent University in Virginia. Based on Mr. Zhu’s experience in finance and performance as a board member of our company last year, the board concluded that he should be nominated to serve another term as Director.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has primary responsibility for this process, including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2010 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditors their independence from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended June 30, 2010 for filing with the SEC.

Submitted by the Audit Committee
Aaron Zhu
Huang Yuemin
Xu Huiqing

The material in the Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE AND BOARD MEMBERS

Code of Ethics

The Company has adopted a Code of Ethics, as required by the rules of the SEC and NASDAQ. This Code of Ethics applies to all of the Company’s directors, officers and employees. The Code of Ethics, and any amendments to, or waivers from, the Code of Ethics is available in print, at no charge, to any stockholder who requests such information.

Director Independence

The Company’s board of directors has determined that five out of the seven members of the Company’s board of directors are independent based on the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  The following directors are independent: Sun Jianhao, Huang Yuemin, Xu Huiqing, Li Changlai and Aaron Zhu. The following directors are not independent: Li Xipeng and Zhang Chunxian.   If elected, Lei Li would serve as an independent director.

Family Relationships

There are no family relationships between or among the members of the board of directors (including the nominees) or other executives. None of the Company’s current or nominated directors and officers are directors or executive officers of any company that files reports with the SEC, except as set forth in the biographies set forth above.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Meetings of the Board of Directors

During the year ended June 30, 2010, the Company’s board of directors held two meetings and each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and those committees of the Board on which they served.

Committees of our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. A brief description of each committee is set forth below.

Audit Committee – The purpose of the Audit Committee is to provide assistance to our Board of Directors in fulfilling their oversight responsibilities relating to our consolidated financial statements and financial reporting process and internal controls in consultation with our independent registered public accountants and internal auditors. The Audit Committee is also responsible for ensuring that the independent registered public accountants submit a formal written statement to us regarding relationships and services which may affect the auditors’ objectivity and independence. During the fiscal year ended June 30, 2010, members of the Audit Committee were independent directors Huang Yuemin, Xu Huiqing, Mu Xinjie (member until June 18, 2010) and Aaron Zhu (member since June 18, 2010). Our Audit Committee financial experts are Mu Xinjie (until June 18, 2010) and Aaron Zhu, both are independent directors. The Audit Committee met 4 times during the fiscal year ended June 30, 2010.

Compensation Committee – Independent directors Xu Huiqing, Huang Yuemin and Li Changlai were members of our Compensation Committee during the fiscal year ended June 30, 2010.   If elected, Lei Li will serve on the Compensation Committee.  The purpose of the Compensation Committee is to review and make recommendations to our Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of our company, including stock compensation and loans, and all bonus and stock compensation to all employees. The Compensation Committee met 2 times during the fiscal year ended June 30, 2010.

Corporate Governance and Nominating Committee – Independent directors Li Changlai, Huang Yuemin and Xu Huiqing were members of our Corporate Governance and Nominating Committee (“Nominating Committee”), effective May 21, 2008. If elected, Lei Li will serve on the Corporate Governance and Nominating Committee.  The purpose of the Nominating Committee is to review the composition and evaluate the performance of the Board, recommend persons for election to the Board and evaluate director compensation; The Nominating Committee is also responsible for reviewing the composition of committees of the Board and recommending persons to be members of such committees, and maintaining compliance of committee membership with applicable regulatory requirements. The Nominating Committee met 2 times during the fiscal year ended June 30, 2010. While the Company has not formally adopted procedures by which security holders may recommend nominees to the Company’s Board of Directors, the Nominating Committee would also review shareholder recommended nominees for director and determine whether to recommend such person as a candidate for election as a director.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by the Company’s named executive officers and certain of the Company’s former principal executive officers in all capacities during the last two completed fiscal years (ended June 30, 2009 and 2010).  The following information includes the U.S. dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name And Principal Position	Year	Salary	Bonus	All Other Compensation		Total
		($)	($)	($)		($)
(a)	(b)	(c)	(d)	(i)		(j)
Li Xipeng,	2010	-0-	-0-	-0-		-0-
Chief Executive Officer	2009	-0-	-0-	-0-		-0-

Zhang Chunxian, Chief	2010	15,929	6,582	-0-		22,511
Financial Officer	2009	16,283	7,309	-0-		23,592

Lin Jie,	2010	12,418	5,120	-0-		17,538
Vice President of Operations	2009	12,655	5,824	-0-		18,479

Wu Lei	2010	6,884	1,500	637	(1)	9,021
Vice President of Strategy Development	2009	11,237	4,875	4,506	(1)	20,654

Wang Feng, Secretary	2010	11,909	3,657	439	(1)	16,005
	2009	12,376	5,211	877	(1)	18,464
(1) Consists of Chinese Government mandatory retirement, health care and housing contributions.

Narrative Disclosure to Summary Compensation Table

During the year ended June 30, 2010, we paid an aggregate of approximately $176,766 in cash compensation to our management team members, including $123,249 for salary, $50,500 for bonus and $23,017 for benefits. We paid an aggregate of approximately $65,075 to our senior executive officers, including salary, bonus and benefits. During the year ended June 30, 2009, we paid an aggregate of approximately $214,547 in cash compensation to our management team members, including $129,331 for salary, $55,179 for bonus and $30,037 for benefits. We paid an aggregate of approximately $81,369 to our senior executive officers, including salary, bonus and benefits.    Bonuses for our executive officers are determined at the discretion of our Compensation Committee at the end of each fiscal year.

In order to retain experienced and senior level executives, we believe the Company keeps the salary and bonus compensation of our senior executives competitive in the industry.  The Company will continue to provide competitive salary and bonus compensation to retain and recruit high quality executives and employees.

The Company currently does not have an equity/option – based compensation plan for senior executives. None of the senior executives has been granted any rights to equity or options.

All senior executives have the standard three-year employment service contracts in accordance with applicable PRC regulations. None of these service contracts provides benefits upon termination. These are standard employment service contracts without any specific terms and duration for any positions that the senior executives are holding. In addition, we did not provide any pension or retirement plans for senior executives other than the mandatory plans required by the PRC government.

Employee Agreements

We have entered into three-year service contracts with all of our employees in accordance with applicable PRC regulations. None of these service contracts provides benefits upon termination. We were required by PRC law to make monthly contributions in amounts equal to 20.0%, 8.2%, and 10% of our employees’ average monthly salary in the preceding year to a pension plan, a medical insurance plan, and employee housing plan, respectively, each for the benefit of our employees subject to certain statutory limits.

Our employees are not subject to any collective bargaining agreement. We have not been involved in any material labor disputes. We believe that we have a good relationship with our employees.

We may terminate an executive officer’s employment for cause at any time, with prior written notice, for certain acts of the executive officer, including but not limited to, a conviction of a felony, or willful gross misconduct by the executive officer in connection with his or her employment, and in each case if such acts have resulted in material and demonstrable financial harm to us. An executive officer may, with prior written notice, terminate his or her employment at any time for any material breach of the employment agreement by us that is not remedied promptly after receiving the remedy request from the employee. Furthermore, either party may terminate the employment agreement at any time without cause upon advance written notice to the other party.

Each executive officer has agreed to hold, both during and subsequent to the terms of his or her agreement, in confidence and not to use, except in pursuance of his or her duties in connection with the employment, any of our confidential information, technological secrets, commercial secrets and know-how.

Director Compensation

The following table sets forth certain information relative to compensation paid to outside directors as of year ended June 30, 2010:

Name And Principal		Fees earned or
Function	Year	Paid in Cash	Total
		($)	($)
(a)		(b)	(h)
Huang Yuemin	2010	-0-	-0-

Mu Xinjie(1)	2010	52,657	52,657

Sun Jianhao	2010	-0-	-0-

Xu Huiqing	2010	-0-	-0-

Li Changlai	2010	-0-	-0-

Aaron Zhu(2)	2010	-0-	-0-

(1)Mr. Mu was not nominated for election as a director and his term expired on June 18, 2010.
(2)Mr. Zhu was elected as a director on June 18, 2010.

Narrative To Director Compensation Table

During the fiscal year ended June 30, 2010, we paid $52,657 to one independent director, Mr. Xinjie Mu, for his financial and accounting expertise on the Audit Committee. Commencing in February 2008, the Company pays him $4,388 (RMB 30,000) per month. We did not have any other compensation arrangement for any other directors in 2010. The Company did not pay salaries or any other bonuses or benefits to other directors.

During the fiscal year ended June 30, 2009, we paid $52,570 to one independent director, Mr. Xinjie Mu, for his financial and accounting expertise on the Audit Committee. Commencing in February 2008, the Company pays him $4,380 (RMB 30,000) per month. We did not have any other compensation arrangement for any other directors in 2009. The Company did not pay salaries or any other bonuses or benefits to other directors.

Aaron Zhu is paid approximately $4,584 (RMB 30,000) per month for his service as a director and member of the Audit Committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes, and the Company’s Bylaws and Articles of Incorporation provide for, indemnification of the Company’s directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, the Company believes that during the year ended June 30, 2010 all officers, directors and ten percent (10%) beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year, except for the following persons have failed to file the corresponding documents set forth below:

Name	Form Type(s)	Type of Holder
Li Xipeng	Form 3, Form 4	Chief Executive Officer and Chairman of the Board
Zhang Chunxian	Form 3, Form 4	Chief Financial Officer and Director
Lin Jie	Form 3, Form 4	Vice President of Operations
Wu Lei	Form 3, Form 4	Vice President of Strategy Development
Wang Feng	Form 3	Corporate Secretary
Sun Jianhao	Form 3, Form 4	Director
Huang Yuemin	Form 3	Director
Xu Huiqing	Form 3	Director
Li Changlai	Form 3	Director
Mu Xinjie	Form 3, Form 4	Director
Joylink Holdings, Inc.	Form 3, Form 4	10% Holder

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

The Company considers parties to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Relationship between the Company and related parties without controlling relationships are as follow:

Company name	Relationship with the Company

Tai Ao Expressway Co., Ltd. (“Tai Ao”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 51% owner of Tai Ao.

Xinyang Expressway Co., Ltd. (“Xinyang”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 100% owner of Xinyang.

Henan Ruijia Industry Co., Ltd. (“Ruijia”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 60% owner of Ruijia.

Henan Hairun Trade Co., Ltd. (“Hairun”)	Substantially controlled by the Vice President of Operations of the Company

ZhengZhou Zhengbian Heat Ltd. (“Zhengbian Heat”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 80% owner of Zhengbian Heat.

Xinyang Hongqiao Heat Co., Ltd. (“Hongqiao”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 92% owner of Hongqiao.

Zhengzhou Zhengdong Thermoelectricity Co., Ltd. (“Zhengdong”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 80% owner of Zhengdong.

Zhengzhou Zhengbian Tap Water Co., Ltd. (“Zhengbian”)	Li Xipeng, the Chief Executive Officer, Chairman and significant shareholder of the Company is the Chairman and 80% owner of Zhengbian.

On June 29, 2010, Tai Ao Expressway Co., Ltd. entered into a renewal agreement with the Company. Pursuant to the agreement, the note receivable from Tai Ao was extended to June 29, 2011 with a 5.94% interest rate per annum. Interest shall be paid annually and the principal shall be repaid at maturity. The note receivable from Tai Ao is classified as a non-current asset because the Company expects to purchase a controlling interest in Tai Ao and the receivable will be part of the cost of acquiring the ownership interest. Also see September 27, 2009 letter of intent below. According to the letter of intent and board of directors’ minutes of September 2009, the entire principal and interest is going to be settled by the acquisition. The resolution of principal and interest of the notes receivable from related parties to a large extent depends on the government approval of the acquisition. Based on the uncertainty of the approval by the government or how long it will take the Company to get approval, the Company decided to cease accruing the interest income from the notes receivable from related parties from October 1, 2010.

On June 29, 2010, Xinyang Expressway Co., Ltd. entered into a renewal agreement with the Company. Pursuant to the agreement, the note receivable to Xinyang was extended to June 29, 2011 with a 5.94% interest rate per annum. Interest is paid annually and the principal is repaid at maturity. Also see September 27, 2009 letter of intent below. According to the letter of intent and board of directors’ minutes of September 2009, the entire principal and interest is going to be settled by the acquisition. The resolution of principal and interest of the notes receivable from related parties to a large extent depends on the government approval of the acquisition. Based on the uncertainty of the approval by the government or how long it will take the Company to get approval, the Company decided to cease accruing the interest income from the notes receivable from related parties from October 1, 2010.

On April 12, 2009, Henan Ruijia Industry Co., Ltd. (“Ruijia”) entered into an agreement with the Company. Pursuant to the agreement, the Company provided a note receivable for $2,191,445 to Ruijia. Such note receivable was due April 11, 2010, and bears a 5.31% interest rate per annum. The principal and the interest were payable at maturity. On November 12, 2009, the Company received the principal of such note receivable. Considering the Company has never received the interest from the note, the Company’s management believes there is uncertainty as to collection of the interest income. A full provision amounting to $71,272 was provided by the Company for the interest as of March 31, 2011.

On July 28, 2009, Henan Hairun Trade Co., Ltd. (“Hairun”) entered into an agreement with the Company. Pursuant to the agreement, the Company provided a note receivable for $1,465,975 to Hairun. Such note receivable was due July 27, 2010, and bears a 5.31% interest rate per annum. On November 12, 2009, the Company received the principal of such note receivable. Considering the Company has never received the interest from the note, the Company’s management believes there is uncertainty as to collection of the interest income. A full provision amounting to $23,870 was provided by the Company for the interest as of March 31, 2011.

The notes receivable were provided to these companies for their construction and operation working capital. Tai Ao, Xinyang and Ruijia are related to the Company through a common shareholder of the Company. Hairun is a trading company substantially controlled by Ms. Lin Jie, the Vice President of Operations of the Company. The notes receivable are interest bearing and unsecured. Interest income was $2,133,321 and $6,277,033 for the nine months ended March 31, 2011 and 2010, respectively.

On September 27, 2009, the board of directors of the Company approved a share purchase resolution. Pursuant to a letter of intent dated September 27, 2009, the Company shall purchase at least 51% of Tai Ao. The consideration for such purchase will be settled first with the note receivable from Xinyang of $83,601,327, and the remainder in cash. If the Company successfully negotiates with Tai Ao’s shareholders, the consideration will be determined in accordance with the audited net assets of Tai Ao at the purchase date. If the Company consummates such transaction, the transaction is expected to be accounted for as an acquisition of a company under common control.

The collectibility of the notes receivables from related parties to a large extent depends on completion of the share purchase resolution as mentioned below.

The Chinese government now requires foreign acquirers of assets based in China to use all cash in the acquisition. A share-based acquisition has to be approved by the Reform and Development Commission of the central government. The success of getting approval from the Reform and Development Commission is uncertain. The Company has to arrange for a large amount of cross-border capital, which can be time consuming and technically difficult due to the foreign exchange control in China.

In addition, the Chinese government recently imposed a new national security review on future foreign acquisitions of certain types of businesses and assets that are of the strategic and national security interest of China, including infrastructure projects. Since this regulatory requirement just became effective, it is uncertain how the government will view this transaction and what steps will be taken.

The Company is actively pursuing the acquisition. However, whether the application will be approved is still unclear as of March 31, 2011 due to the above mentioned reasons. Thus, there is uncertainty as to the collectibilty of the notes receivables from related parties. At this time, the Company estimates that there is no need for a reserve against the amounts due from related parties. If the Company is unsuccessful in obtaining approval for the acquisition of Tai Ao, this reserve estimate could change significantly. The management of the Company plans to resolve the related party transaction as of June 30, 2011, either effectuating the acquisition or settling the related party receivables. Also see Note 8.

According to ASC 605, “Revenue Recognition”, revenue generally is realized or realizable and earned when ALL of the following criteria are met
- There is persuasive evidence that an arrangement exists;
- Delivery has occurred or services have been rendered;
- The seller's price to the buyer is fixed or determinable, and
- Collectibility is reasonable assured.

The Company’s management believes that from October 1, 2010 the collectability of the future interest income resulting from the notes receivable is uncertain. Therefore, the Company believes such income does not meet the related revenue recognition policy as above, and is no longer realizable. The Company decided to cease accruing the interest income from the notes receivable from related parties from October 1, 2010.

NOTES RECEIVABLE FROM RELATED PARTIES

	March 31, 2011	June 30, 2010

Xinyang Expressway Co., Ltd.
Principal	$73,285,319	$70,040,757
Interest receivable	10,316,008	8,835,382
	83,601,327	78,876,139

Henan Ruijia Industry Co., Ltd.
Interest receivable	$71,272	$68,566
Less: Provision	(71,272)	-
	-	68,566

Henan Hairun Trade Co., Ltd.
Interest receivable	$23,870	$22,964
Less: Provision	(23,870)	-
	-	22,964

Tai Ao Expressway Co., Ltd.
Principal	$72,804,919	$70,502,918
Interest receivable	10,265,224	8,877,375
	83,070,143	79,380,293

Total notes receivable from related parties	$166,671,470	$158,347,962

ADVANCES TO RELATED PARTIES

The Company and Tai Ao Expressway Co., Ltd. have the same chairman, Li Xipeng. Li Xipeng owns 51% of the shares of Tai Ao. The Company made payments to suppliers on behalf of Tai Ao for the purchase of construction materials commencing in 2006 in order to assist Tai Ao with its working capital needs. For the nine months ended March 31, 2011, the payments to Tai Ao amounted to $11,064,405, and the repayments from Tai Ao amounted to $5,655,846. The balances of $39,524,453 and $32,732,531 at March 31, 2011 and June 30, 2010, respectively, are unsecured, interest free and due on demand.

On September 27, 2009, the board of directors of the Company approved a share purchase resolution. Pursuant to a letter of intent, the Company shall purchase at least 51% of Tai Ao. The consideration for such purchase will be settled first with the note receivable from Xinyang, and the remainder in cash. The advance to Tai Ao will also be involved in the Company’s acquisition of Tai Ao. The collectibility of the notes receivables from related parties to a large extent depends on completion of the share purchase resolution.

Henan Hairun Trade Co., Ltd. is substantially controlled by Ms. Lin Jie, the Vice President of Operations of the Company. The Company made payments to Hairun for its working capital needs. Hairun repaid the amount during the nine months ended March 31, 2011. The Company also borrowed working capital from Hairun. For the nine months ended March 31, 2011, the working capital borrowed from Hairun was $2,251,914, and the Company repaid the amount during the nine months ended March 31, 2011.

The Company and Xinyang Hongqiao Heat Co., Ltd. have the same chairman, Li Xipeng. Li Xipeng owns 92% of the shares of Xinyang Hongqiao Heat Co., Ltd. The Company made payments to Xinyang Hongqiao Heat Co., Ltd. for its working capital needs. The balance of $458,008 at March 31, 2011 is unsecured, interest free and due on demand.

The Company and Zhengzhou Zhengdong Thermoelectricity Co., Ltd. (“Zhengdong”) have the same chairman, Li Xipeng. Li Xipeng owns 80% of the shares of Zhengzhou Zhengdong Thermoelectricity Co., Ltd. The Company made payments to Zhengzhou Zhengdong Thermoelectricity Co., Ltd. for its working capital needs. For the nine months ended March 31, 2011, the payments to Zhengdong were $2,237,102, and the repayments from Zhengdong were $1,351,148. The balance at March 31, 2011 was $900,953. The balance at March 31, 2011 is unsecured, interest free and due on demand. For the nine months ended March 31, 2011, the working capital borrowed from Zhengzhou Zhengdong Thermoelectricity Co., Ltd. was $12,010,209 and the Company repaid the amount during the nine months ended March 31, 2011.

	March 31, 2011	June 30, 2010

Current advances to related parties:

Zhengzhou Zhengdong Thermoelectricity Co., Ltd.	$900,953	$-
Xinyang Hongqiao Heat Co., Ltd.	458,008	-
Henan Hairun Trade Co., Ltd.	-	146,873
Total current advances	1,358,961	146,873

Long-term advance to a related party:

Tai Ao Expressway Co., Ltd.	$39,524,453	$32,732,531
Total long-term advance	39,524,453	32,732,531

	$40,883,414	$32,879,404

Similar advances were made during fiscal years 2010 and 2009 as shown in the table below:

	June 30, 2010	June 30, 2009
Current advance to a related party:
Henan Hairun Trade Co., Ltd.	$146,873	-

Long-term advance to a related party:
Tai Ao Expressway Co., Ltd.	$32,732,531	32,680,154
	$32,879,404	$32,680,154

DUE TO RELATED PARTIES

The Company borrowed working capital from Zhengzhou Zhengbian Tap Water Co., Ltd., which has the same chairman as the Company. Li Xipeng owns 80% of the shares of Zhengzhou Zhengbian Tap Water Co., Ltd. For the years ended June 30, 2010 and 2009, the Company borrowed $585,080 and $0, respectively, from Zhengbian.  The Company repaid the amount during the nine months ended March 31, 2011.

	March 31, 2011	June 30, 2010

Zhengzhou Zhengbian Tap Water Co., Ltd.	$-	$587,492

Total	$-	$587,492

LONG-TERM INVESTMENT

The Company invested in Pingdingshan City Credit Corporation (“PCCC”), a commercial banking corporation established in 2005 by purchasing a 3% equity interest (10 million shares) for RMB 10 million (approximately $1.3 million) in December 2005. During the year 2009 and 2010, after PCCC increased its share capital, the Company’s share of the total equity interest in PCCC was diluted to 2.03%.

On March 1, 2011, pursuant to an agreement, the Company purchased an additional 0.77% equity interest in PCCC (10.8 million shares) from Tai Ao and obtained the share certificates on March 26, 2011. The consideration for the transaction was $1,648,830 (RMB 1.00 or $0.15 per share). After the transaction, the Company held 2.8% of the total equity interest in PCCC as of March 31, 2011.

As of March 31, 2011 and June 30, 2010, the Company does not have more than a 20% interest in the investment and does not exercise significant influence over the investee. The Company accounts for the investment under the cost method.  Investment income is recognized by the Company when the investee declares a dividend and the Company believes it is collectible.  No dividend income was recognized for the nine months ended March 31, 2011 and 2010.

	March 31, 2011		June 30, 2010
	Ownership Interest	Net Book Value	Ownership Interest	Net Book Value

At cost:
Pingdingshan City Credit Corporation	2.8%	$3,297,660	2.03%	$1,586,229

Guarantee

The Company entered into a guarantee agreement with China Citic Bank Zhengzhou Branch (the “Bank”). Pursuant to the agreement, the Company provided corporate guarantees for bank loans to Tai Ao, with a debt ceiling of Rmb 65 million (approximately $9,923,513). The guarantee period is from September 1, 2010 to December 31, 2011.  As of March 31, 2011, Tai Ao borrowed Rmb 50 million (approximately $7,633,471), due September 15, 2011.

Associated with the corporate guarantee, Tai Ao also provided a cross guarantee for bank loans of $7,633,471 to the Company.

As of March 31, 2011, restricted cash of $7,633,471 was pledged to Zhengzhou Zhengdong Thermoelectricity Co., Ltd. for the notes payable issued by Zhengzhou Zhengdong Thermoelectricity Co., Ltd.

The Company’s management considered the risk of default by Tai Ao as remote, and therefore no liability for the guarantor's obligation under the guarantee was recognized as of March 31, 2011. No fee was paid to Tai Ao for its guarantee.

The Company’s management considered the risk of default by Zhengzhou Zhengdong Thermoelectricity Co., Ltd. as remote, and therefore no liability for the pledgor's obligation under the mortgage was recognized as of March 31, 2011. No fee was paid to Zhengzhou Zhengdong Thermoelectricity Co., Ltd. for its mortgage.

Review, Approval or Ratification of transactions with related persons

All of the Company’s related party transactions have been approved or ratified by the audit committee.  The Company’s current policy is to have all related party transactions subject to prior review and approval by the Audit Committee.

Agreements With Promoters and Certain Control Persons

None.

Director Independence

The following directors are independent: Sun Jianhao, Huang Yuemin, Xu Huiqing, Li Changlai, and Aaron Zhu. The following directors are not independent: Li Xipeng and Zhang Chunxian.  If elected, Lei Li will serve as an independent director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A.

The Board recommends that the shareholders ratify the Audit Committee’s appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.  Weinberg & Company, P.A. has served as the Company’s independent public accounting firm since January 14, 2009.

Representatives of Weinberg & Company, P.A. are not expected to be at the Annual Meeting and respond to questions in person, however Weinberg & Company, P.A. will be available via telephone to answer appropriate questions and will have an opportunity to make a statement if they desire to do so.

The stockholders are being requested to ratify the appointment of Weinberg & Company, P.A. at the Annual Meeting. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Weinberg & Company, P.A. to our shareholders for ratification as a matter of good corporate practice.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2009

Audit Fees

During the fiscal years ended June 30, 2010 and 2009, the fees for our principal accountant were approximately $255,000 and $310,000, respectively, representing services for quarterly reviews and the year end audits.

Audit-Related Fees

During the fiscal years ended June 30, 2010 and 2009, the fees for our principal accountant’s audit related services were $2,250 and $1,125, respectively, and were reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During the fiscal years ended June 30, 2010 and 2009, our principal accountant did not render tax compliance, tax advice and tax planning services.

All Other Fees

During the fiscal years ended June 30, 2010 and 2009, there were no fees for products and services provided by the principal accountant other than those set forth above.

Audit Committee Pre-Approval

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax fees, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation, and the fees for the services performed to date. All of the services described were approved in advance by the Audit Committee during the fiscal year ended June 30, 2010.

Vote Required

The affirmative vote of the majority of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal at which a quorum is present is required to ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of quorum.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of the Company’s directors either individually or as a group may do so by writing them c/o Corporate Secretary, China Infrastructure Investment Corporation, Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China, by telephone at (011) 86-375-2754377 specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a committee of the board.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Wang Feng
Wang Feng
Corporate Secretary

Dated: May 26, 2011
Henan Province, China

APPENDIX A

ANNUAL MEETING OF STOCKHOLDERS OF

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

JUNE 27, 2011

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of	FOR ALL	WITHHOLD	FOR ALL EXCEPT	NOMINEE:
	Directors	THE	AUTHORITY
		NOMINEES	FOR ALL	(See instructions
			NOMINEES	below)

		☐	☐	☐	☐	Li Xipeng
					☐	Huang Yuemin
					☐	Xu Huiqing
					☐	Lei Li
					☐	Aaron Zhu
					☐	Sun Jianhao
					☐	Zhang Chunxian

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2.	Approve the ratification of the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm for the year ending June 30, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check here if you plan to attend the meeting.           ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of China Infrastructure Investment Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 26, 2011, and hereby appoints Li Xipeng, the Company’s Chief Executive Officer and Chairman of the Board, and Wang Feng, the Company’s Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of China Infrastructure Investment Corporation to be held on June 27, 2011, at 10:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR
YOU MAY FAX THIS PROXY TO OUR TRANSFER AGENT LOCATED AT THE FOLLOWING ADDRESS:

Interwest Transfer Co., Inc.
P.O. Box 17136
Salt Lake City, UT 84117
Fax No.:  (801) 277-3147

(continued, and to be signed and dated, on reverse side)